SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                  FORM 8-K

                               CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the

                       Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported):  December 28, 1999



                             Stratus Properties Inc.
             (Exact name of registrant as specified in its charter)

              Delaware               0-19989               72-1211572
           (State or other         (Commission            (IRS Employer
           jurisdiction of         File Number)           Identification
           incorporation or                               Number)
           organization)


                         98 San Jacinto Blvd., Suite 220
                              Austin, Texas 78701
                     (address of principal executive offices)

       Registrant's telephone number, including area code: (512)478-5788



 Item 5.   Other Events.
      ------------------
The following news release was made by Stratus Properties Inc. on December 28,1999:

AUSTIN, TX, December 28, 1999 - Stratus Properties Inc. (NASDAQ: STRS) announced today that it has established a new bank credit facility with Comerica Bank-Texas ("Comerica") which provides for a term loan replacing STRS' previous credit facility and in addition, provides for a revolving line of credit. STRS borrowed $20 million from Comerica under the term loan portion of the new facility and has available an additional $10 million under the revolving line of credit. The term loan and the revolving line of credit each have an initial term of two years with a one-year extension option, subject to certain conditions. STRS must reduce the outstanding balance of the term loan by at least $2.5 million prior to December 21, 2000, and by at least an additional
$5 million prior to December 21, 2001.

	William H. Armstrong, Chairman and Chief Executive Officer of STRS said, "We look forward to our relationship with Comerica, which we believe provides STRS financial flexibility to take advantage of our unique properties and the strong real estate market in Texas."

	There is no longer any guarantee by third parties of any STRS obligation.

	STRS is a diversified real estate company engaged in the development, marketing and management of real estate in the Austin, Dallas, Houston and San Antonio, Texas areas.





                                      SIGNATURE
                                 ------------------

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        Stratus Properties Inc.

                                        By:   /s/ C. Donald Whitmire
                                             ----------------------------
                                                  C. Donald Whitmire
                                              Vice President-Controller
                                             (authorized signatory and
                                             Principal Accounting Officer)

          Date:  December 28, 1999